Exhibit 10.1

CONSOLIDATION AGREEMENT

        This is a Consolidation Agreement dated as of the 8th day of May, 2008, between FIRSTBANK — LAKEVIEW (“LAKEVIEW”) and FIRSTBANK (“FIRSTBANK”), and joined in by FIRSTBANK CORPORATION (“FBC”)

RECITALS

        Lakeview is a Michigan banking corporation with its principal office in the City of Lakeview, Michigan, with an authorized capital of $900,000 consisting of 90,000 shares of common stock, par value $10.00 per share, of which 90,000 shares are issued and outstanding. Firstbank is a Michigan banking corporation with its principal office in the City of Mount Pleasant, Michigan with an authorized capital of $275,000 consisting of 13,750 shares of common stock, par value $20.00 per share, of which 13,750 shares are issued and outstanding. All of the outstanding stock of Lakeview and Firstbank is owned by FBC.

        A majority of the entire Board of Directors of Lakeview and Firstbank have, respectively, approved this Consolidation Agreement and authorized its execution by authorized officers of Lakeview and Firstbank, and FBC, the sole shareholder of Lakeview and Firstbank, has approved this Consolidation Agreement.

        Accordingly, the parties agree as follow:

        1.        Consolidation. Lakeview and Firstbank shall be consolidated into a single bank under the charter of Firstbank (the “Consolidation”) in accordance with the provisions of the Michigan Banking Code of 1999, as amended (the “Banking Code”). The consolidated organization is sometimes hereinafter referred to as the “Consolidated Bank.”

        2.        Charter. The charter of the Consolidated Bank shall be the charter of Firstbank with changes and amendments as may be made by this Consolidation Agreement or as may be required in order to conform such charter with the provisions of this Consolidation Agreement.

        3.        Name. The name of the Consolidated Bank shall be “Firstbank.”

        4.        Effect of Consolidation. At the effective date of the Consolidation (“Consolidation Date”), the corporate existence of Lakeview and Firstbank shall be merged into and continue in the Consolidated Bank which shall be deemed to be the same corporation as each of the consolidating banks, possessing all the rights, interests, privileges, power and franchises and being subject to all the restrictions, disabilities and duties of each of the consolidating banks; and all and singular the rights, interests, privileges and franchises of each of the consolidating banks and all property, real, personal and mixed, and all debts due to either of the consolidating banks on whatever account, shall be transferred to and vested in the Consolidated Bank without any deed or other transfer and without any order or other action on the part of any court or otherwise; and all property, rights, privileges, powers, franchises and interests and each and every other interest shall be thereafter as effectually the property of the Consolidated Bank as they were of each of the consolidating banks. The title to any real estate, whether by deed or otherwise, vested in either Lakeview or Firstbank, shall not revert or be in any way impaired by reason of the Consolidation. The Consolidated Bank, by virtue of the Consolidation, and without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each consolidating bank at the Consolidation Date.

        5.        Principal Office and Branches. The principal office of the Consolidated Bank shall be the principal banking office of Firstbank which shall be located at 102 South Main Street, Mount Pleasant, Michigan 48858. The branches of the Consolidated Bank shall be all of the branches of Lakeview and Firstbank in operation at the Consolidation Date, and such other branches as may be duly authorized and established from time to time.

        6.        Capital. The authorized capital of the Consolidated Bank shall be $275,000 consisting of 13,750 shares of common stock, par value $20.00 per share.

        7.        Directors and Officers. The Board of Directors and the executive officers of the Consolidated Bank shall initially consist of the Board of Directors and the executive officers of Firstbank who are serving in these capacities as of the date of this Agreement. V. Dean Floria, Duane A. Carr, Chalmer G. Hixson, and Kenneth A. Rader currently serving as directors of Lakeview will also serve on the Board of Directors of the Consolidated Bank. Additionally, Kim D. vonKronenberger, currently serving as Executive Vice President of the Bank will serve as Community Bank President — Lakeview of the Consolidated Bank.

        8.        Bylaws. The Bylaws of the Consolidated Bank shall be the Bylaws of Firstbank in effect immediately prior to the Consolidation Date.

        9.        Conversion of Shares of Stock. The manner of converting the shares of Lakeview and Firstbank shall be as follows:

        (a)        Lakeview Shares. As of the Consolidation Date, the 90,000 shares of $10.00 par value common stock of Lakeview issued and outstanding shall be cancelled and the capital and surplus of Lakeview shall become surplus of the Consolidated Bank and the undivided profits of Lakeview shall become undivided profits of the Consolidated Bank.

        (b)        Firstbank Shares. As of the Consolidation Date, the 13,750 shares of $20.00 par value common stock of Firstbank issued and outstanding shall remain outstanding as 13,750 shares of $20.00 par value common stock of the Consolidated Bank and the capital, surplus and undivided profits of Firstbank shall be capital, surplus and undivided profits of the Consolidated Bank.

        10.        Further Documentation. The directors of Firstbank and Lakeview shall, from time to time, as and when requested by the Consolidated Bank or its successors or assigns, execute and deliver or cause to be executed and delivered such deeds, instruments, assignments or assurances as the Consolidated Bank may deem necessary, desirable or convenient in order to vest in and confirm to the Consolidated Bank title to or possession of any property or rights of Firstbank or Lakeview acquired or to be acquired by reason of or as a result of the Consolidation, or otherwise to carry out the purposes of this Agreement. Any person who, immediately before the Consolidation Date, was an officer or director of Firstbank or Lakeview is hereby fully authorized, in the name of such institution, to execute any and all such deeds, instruments, assignments or assurances, or to take any and all such action as may be requested by the Consolidated Bank.

        11.        Shareholder Approval. This Consolidation Agreement has been approved by FBC, which owns all of the issued and outstanding capital stock of Lakeview and Firstbank.

        12.        Conditions Precedent to Consolidation. The consummation of the Consolidation herein contemplated is conditioned upon each of the following events:

(a) The approval of the Commissioner of the Office of Financial and Insurance Services, Division of Financial Institutions; and

(b) The approval of the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Act, as amended.

        13.        Termination of Agreement. This Consolidation Agreement may be terminated at any time before the Consolidation Date by written notice of either Firstbank or Lakeview; provided that such notice has been authorized and approved by the Board of Directors of the party giving such notice. Upon such termination, neither Firstbank, Lakeview, nor FBC, nor any of their respective directors or officers, shall have any liability by reason of this Consolidation Agreement or the termination thereof.

        14.        Expenses. Upon consummation of the Consolidation, the Consolidated Bank will pay the expenses of Firstbank and Lakeview incident hereto. If the Consolidation is not consummated, Firstbank and Lakeview will each pay its expenses.

        15.        Effective Date of Consolidation. The Consolidation shall be effective on such date as may be designated by the Office of Financial and Insurance Services, Division of Financial Institutions.

        IN WITNESS WHEREOF, Firstbank and Lakeview have caused this Consolidation Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

FIRSTBANK By: /s/ Douglas J. Ouellette —————————————— Douglas J. Ouellette Its President and CEO

FIRSTBANK - LAKEVIEW By: /s/ Kim vonKronenberger —————————————— Kim vonKronenberger Its Executive Vice President

        FIRSTBANK CORPORATION hereby joins in the foregoing Consolidation Agreement and undertakes that it has approved the Consolidation as the sole Shareholder of Firstbank and Lakeview.

        IN WITNESS WHEREOF, Firstbank Corporation has caused this undertaking to be executed in counterparts by its duly authorized officers and its corporate seal to be hereto affixed as of the date first above written.

FIRSTBANK CORPORATION By: /s/ Thomas R. Sullivan —————————————— Thomas R. Sullivan Its President and CEO

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